UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

Intellisync Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-21709	77-0349154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 5. Other Events and Required FD Disclosure.

On February 26, 2004, Intellisync Corporation, a Delaware corporation, issued a press release announcing that it agreed to privately place $50,000,000 aggregate principal amount of Convertible Senior Notes due 2009 (plus up to an additional $10,000,000 principal amount available for purchase by the initial purchasers).

A copy of the Company’s press release announcing the offering is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Exhibit Title
99.1 1	Press Release of Intellisync Corporation dated February 25, 2004.

1	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2004	INTELLISYNC CORPORATION

	By:	/s/ J. Keith Kitchen
J. Keith Kitchen
Vice President of Finance and Administration and Chief Accounting Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release of Intellisync Corporation dated February 26, 2004.

1	Filed herewith.